SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               SEPTEMBER 8, 2003                                  0-5940
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Date of Report (Date of earliest event reported)          Commission File Number


                             TEMTEX INDUSTRIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                   DELAWARE                                  75-1321869
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        (State or other jurisdiction of                     (IRS Employer
         incorporation or organization)                  Identification Number)


        1189 IOWA AVENUE, RIVERSIDE, CALIFORNIA                   92507
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        (Address of Principal Executive Offices)                (Zip Code)


                                 (909) 779-6766
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              (Registrant's telephone number, including area code)


                1190 W. OLEANDER AVENUE, PERRIS, CALIFORNIA 92571
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         (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS.

On September 11, 2003, Temtex Industries, Inc. (the "Company") issued a press release announcing that on September 8, 2003, the United Stated Bankruptcy Court, Central Division of California, Riverside Division, approved, among other things, the Company's proposed asset sale procedures and the proposed sale of substantially all of its assets, including substantially all of the assets of its subsidiaries, to a new business enterprise comprised of three former members of the Board of Directors of the Company. The proposal is subject to overbid.

Temtex also announced that, with the approval of the Bankruptcy Court, it has engaged Capital Asset Advisors, LLC, to act as an investment banking and financial advisor to Temtex in relation to its proposed refinancing of the company's current bank financing provided by Frost Capital Group.

The proposed value of the opening bid for the Company's assets is between $4,913,474 and $5,056,974, which bid includes the payment of secured claims, assumption of certain liabilities and priority claims, and assumption of selected other obligations of the Company. Although the ultimate sale price may be higher, Temtex believes that it is highly unlikely that sufficient proceeds will be received to pay the approximately $10,000,000 in creditor claims, and, as such, Temtex believes that its outstanding stock is without value.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Not applicable

         (b)      Not applicable

         (c)      The following exhibits are filed herewith:

                  Exhibit 99.1 - Press Release of Temtex Industries, Inc., dated September 11, 2003.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TEMTEX INDUSTRIES, INC.


Dated: September 11, 2003              By: /s/ Richard N. Anderson
                                           -----------------------------------
                                           Richard N. Anderson
                                           President & Chief Executive Officer